EXHIBIT 10.1

                               GLOBAL SOURCES LTD.
                                 41 Cedar Avenue
                                P.O. Box HM 1179
                             Hamilton HM EX, Bermuda

                                 --------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                             To Be Held May 8, 2003

                                 --------------

To Our Shareholders:

      NOTICE IS HEREBY given that a general meeting of the shareholders of Global Sources Ltd. (the "Company") will be held on May 8, 2003 at 1 Sims Lane #07-01 Singapore 387355 at 10:15 a.m., local time, for the following purposes:

      1) To re-elect three members of the Board of Directors (the "Board") who are retiring by rotation and, being eligible, offering themselves for re-election;

      2)    To fix the number of directors that comprise the whole Board at nine
            (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit;

      3) To approve the amendment and restatement of the 2000 Non-Employee Directors Share Option Plan of the Company to extend the benefits of such plan to employee directors; and

      4) To re-appoint Ernst & Young as the Company's independent auditors until the next annual general meeting.

      The foregoing matters are described more fully in the accompanying Proxy Statement. While this Notice and Proxy Statement and the enclosed form of proxy are being sent only to shareholders of record and beneficial owners of whom the Company is aware as of March 27, 2003, all shareholders of the Company of record on the date of the meeting are entitled to attend the Annual General Meeting. The Company's audited financial statements for the year ended December 31, 2002 are included with the mailing of this Notice and Proxy Statement.

      We hope you will be represented at the Annual General Meeting by signing, dating and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

      Your proxy may be revoked at any time by following the procedures set forth in the accompanying Proxy Statement, and the giving of your proxy will not affect your right to vote in person if you attend the Annual General Meeting.

                                              By order of the Board of Directors


                                              ONG MEI LING, Secretary
                                              Secretary

DATED:    April 14, 2003
          Hamilton, Bermuda

                               GLOBAL SOURCES LTD.
                                 41 Cedar Avenue
                                P.O. Box HM 1179
                             Hamilton HM EX, Bermuda

                                 PROXY STATEMENT
                 For the Annual General Meeting of Shareholders
                                   May 8, 2003

      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of GLOBAL SOURCES LTD., a Bermuda corporation (the "Company"), for use at the annual general meeting of shareholders of the Company to be held at 1 Sims Lane #07-01 Singapore 387355, on May 8, 2003 at 10:15 a.m., local time, and at any adjournments or postponements thereof (the "Annual General Meeting"). Unless the context otherwise requires, references to the Company includes Global Sources Ltd. and its subsidiaries. The proxy is revocable by (i) filing a written revocation with the Secretary of the Company prior to the voting of such proxy,
(ii) giving a later dated proxy, or (iii) attending the Annual General Meeting and voting in person. Shares represented by all properly executed proxies received prior to the Annual General Meeting will be voted at the meeting in the manner specified by the holders thereof. Proxies that do not contain voting instructions will be voted (i) FOR re-electing the three Directors retiring by rotation; (ii) FOR fixing the number of directors that comprise the whole Board at nine (9), declaring any vacancies on the Board to be casual vacancies and authorizing the Board to fill these vacancies on the Board as and when it deems fit; (iii) FOR approving the proposed amendment and restatement of the 2000 Non-Employee Directors Share Option Plan; and (iv) FOR re-appointing Ernst & Young as the Company's independent auditors until the next annual general meeting. In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited financial statements of the Company for the period from January 1, 2002 to December 31, 2002, enclosed herewith, will be presented at the Annual General Meeting. These statements have been approved by the Board of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

      The Board has established March 27, 2003 as the date used to determine those record holders and beneficial owners of common shares, US$.01 par value per share (the "Common Shares"), to whom notice of the Annual General Meeting will be sent (the "Record Date"). On the Record Date, there were 26,308,949 Common Shares outstanding. The holders of the Common Shares are entitled to one vote for each Common Share held. The presence, in person or by proxy, at the Annual General Meeting of at least two (2) shareholders entitled to vote representing more than 50% of the outstanding Common Shares as of the Record Date is necessary to constitute a quorum at the Annual General Meeting. All matters presented at the Annual General Meeting require approval by a simple majority of votes cast at the meeting. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions and broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of directors and the re-appointment of the auditors.

      This Notice, Proxy Statement and enclosed form of proxy are first being mailed on or about April 14, 2003.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information concerning beneficial ownership of Common Shares of the Company outstanding at March 27, 2003 (i) by each person known by the Company to be the beneficial owner of more than five percent of its outstanding Common Shares, (ii) by each director (and director nominee) and executive officer of the Company and (iii) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of all directors and officers is: 1 Sims Lane #08-01 Singapore 387355.

                                                                                                    Percentage
                                                                       Shares Beneficially              Of
Name and Address of Beneficial Owner(1)                                       Owned                  Class(2)
---------------------------------------                                -------------------          ----------
Hung Lay Si Co. Ltd..............................................          16,035,388(3)               61.0%
   P.O. Box 219GT,
   British American Centre
   Georgetown, Cayman Islands

Merle A. Hinrichs................................................           4,008,221                  15.2%
   23/F, Vita Tower
   29 Wong Chuk Hang Road
   Hong Kong

Harrington Trust Ltd.............................................           2,345,119(4)                8.9%
   4th Floor Windsor Place
   22 Queen Street
   P.O. Box HM 1179
   Hamilton HM EX
   Bermuda

Jeffrey J. Steiner...............................................             318,131(5)                1.2%

Eddie Heng Teng Hua                                                                 *

J. Craig Pepples                                                                    *

Bill Georgiou                                                                       *

Sarah Benecke                                                                       *

David F. Jones                                                                      *

Roderick Chalmers                                                                   *

Dr. Lynn Hazlett                                                                    *

All Directors, Director Nominees and Executive Officers as a
   Group (9 persons).............................................           4,372,784(5), (6)          16.6%

----------

*Less than 1%

(1) Each shareholder has sole voting power and sole dispositive power with respect to all shares beneficially owned by him unless otherwise indicated.

(2)   Based upon 26,308,949 Common Shares outstanding at March 27, 2003.

(3) Hung Lay Si Co. Ltd. is a company organized under the laws of the Cayman Islands. It is wholly owned by the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey. The trustee of the trust is Hill Street Trustees Limited, an Island of Jersey limited liability company whose shares are wholly owned by the partners of the Mourant Group, which is a firm based in the Island of Jersey that provides trust administration services. The partners of the Mourant Group are: Richard Jeune, Ian James, Alan Binnington, James Crill, Tim Herbert, Jacqueline Richomme, Elizabeth Breen, Cyman Davies, Nicola Davies, Alastair Syvret, Edward Devenport, Jonathan Speck, Beverley Lacey, Mary Scott, Julia Chapman, Jonathan Walker, Dominic Jones, Rupert Walker, Robert Hickling and Kevin Brennan. Hill Street Trustees Limited is the sole beneficial owner of the Hung Lay Si Co. Ltd. shares under applicable Securities and Exchange Commission regulations.

      The Quan Gung 1986 Trust (through Hung Lay Si Co. Ltd., its wholly owned subsidiary) beneficially owns approximately 61% of the Company's Common Shares. The Quan Gung 1986 Trust was formed under the laws of the Island of Jersey. Counsel to the trustee has informed us that, by virtue of the terms of the Trust and the laws of the Island of Jersey, the trustee cannot make disclosure of the names of the beneficiaries and settlor of the Trust in breach of the obligations placed on it and in accordance with its duties of confidentiality. Accordingly, the Company does not know and may never know the identity of the beneficiaries or settlors of the Quan Gung 1986 Trust.

(4) Harrington Trust Ltd. ("Harrington") is a trust organized under the laws of Bermuda. It is wholly-owned by the partners of one of Bermuda's largest law firms, Appleby, Spurling & Kempe. Harrington is the trustee of the Global Sources Employee Equity Compensation Trust (the "Trust"). Harrington administers the monies and other assets of the Trust. By virtue of its position as trustee of the Trust, Harrington has the power to vote and dispose of the Company's shares owned by the Trust.

(5) Mr. Jeffrey J. Steiner is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the same Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

(6) Includes (a) 7,800 Common Shares held by Ron Koyich, Ms. Benecke's spouse, of which Ms. Benecke disclaims beneficial ownership, and (b) 318,131 Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Jeffrey J. Steiner, a director of the Company, is the sole manager of The Steiner Group LLC, and as such may be deemed to beneficially own the Common Shares owned directly or beneficially by The Steiner Group LLC. Mr. Steiner disclaims beneficial ownership of shares owned by The Steiner Group LLC, the Jeffrey Steiner Family Trust and shares owned by him as custodian for his children. The Steiner Group LLC is a Delaware limited liability company. The members are Jeffrey J. Steiner (with a 20% membership interest) and the Jeffrey Steiner Family Trust (with an 80% membership interest). The Jeffrey Steiner Family Trust is a trust created for the benefit of the issue of Jeffrey J. Steiner.

                                 PROPOSAL NO. 1

                   ELECTION OF DIRECTORS ELIGIBLE BY ROTATION

      Pursuant to the Company's Bye-Laws, one-third of the Directors shall retire from office each year by rotation, with those who have been longest in office retiring first. Those persons who became or were last appointed Directors on the same day as those retiring shall be determined by lot or by agreement. Messrs. Hinrichs, Steiner and Chalmers are retiring at this year's Annual General Meeting, and all three of them have been nominated to be re-elected to the Board. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a Director, if elected. Should any nominee(s) not be a candidate at the time of the Annual General Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominee(s) and may be also voted for a substitute nominee(s), selected by the Board.

      Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below, to serve for a three-year term and until their successors have been duly elected and have qualified. Directors shall be elected by a majority of the votes cast, in person or by proxy, at the Meeting. The remaining Directors will continue to serve until they are retired by rotation at the 2004 Annual General Meeting of Shareholders of the Company and the 2005 Annual General Meeting of Shareholders of the Company.

      The names of the nominees and certain biographical information concerning them are set forth below:

                                                               First Year Became
Name                                                              a Director
----                                                              ----------

Merle A. Hinrichs......................................              2000
Jeffrey J. Steiner.....................................              1999
Roderick Chalmers......................................              2000

      Mr. Hinrichs has been a Director of the Company since April 2000 and is currently its Chairman and Chief Executive Officer. A co-founder of the business, he was the principal executive officer of Trade Media Holdings Limited, a Cayman Islands corporation wholly-owned by the Company ("Trade Media") from 1971 through 1993 and resumed that position in September 1999. From 1994 to August 1999, Mr. Hinrichs was chairman of the ASM Group, which included Trade Media. Mr. Hinrichs is a director of Trade Media and has also been the Chairman of the Board of Trade Media. Mr. Hinrichs graduated from the University of Nebraska and Thunderbird, the American Graduate School of International Management ("Thunderbird"). Mr. Hinrichs is a co-founder and former chairman of the Society of Hong Kong Publishers. He is a member of the board of trustees of Thunderbird and is a board member of the Economic Strategy Institute.

      Mr. Steiner has been a Director of the Company since November 1999. Mr. Steiner also has been a director of The Fairchild Corporation ("Fairchild") since 1985. He has been the chairman of the board and chief executive officer of Fairchild since December 1985 to the present. Mr. Steiner was president of Fairchild from July 1991 to September 1998. He is a director of Franklin Holding Corp.

      Mr. Chalmers has been a Director of the Company since October 2000. He was chairman, Asia-Pacific, of PricewaterhouseCoopers ("PwC") and a member of PwC's Global Management Board from 1998 until his retirement in July 2000. He was a 30-year veteran with PwC merger partner Coopers & Lybrand with specialist experience in the securities industry. He has at various times been a non-executive director of the Hong Kong Securities and Futures Commission, a member of the Takeovers and Mergers Panel, and chairman of the Working Group on Financial Disclosure. He is a director of Gasan Group Limited (Malta).

      The names and certain information of the Directors whose terms expire at the 2004 and 2005 Annual General Meeting of Shareholders of the Company are set forth below:

                                                First Year Became      Year Term
Name                                                a Director          Expires
----                                                ----------          -------

Eddie Heng Teng Hua..........................          2000              2004
Sarah Benecke................................          2000              2004
David F. Jones...............................          2000              2005
Dr. H. Lynn Hazlett..........................          2000              2005

      Mr. Heng has been the Chief Financial Officer (previously entitled vice president of finance) since April 1994 and has been a director of the Company since April 2000. He joined the Company in August 1993 as deputy to the vice president of finance. He received an MBA from Shiller International University in London in 1993, is a CPA, a member of the Institute of Certified Public Accountants, Singapore, and a Fellow Member of The Association of Chartered Certified Accountants in the United Kingdom. Prior to joining us, he was the regional financial controller of Hitachi Data Systems, a joint venture between Hitachi and General Motors.

      Ms. Benecke has been a Director of the Company since April 2000, and, since 1993, has been a director of Trade Media. Ms. Benecke was the Company's principal executive officer from January 1994 through August 1999. She joined the Company in May 1980 and served in numerous positions, including publisher from 1988 to December 1992 and chief operating officer in 1993. She graduated with a B.A. from the University of New South Wales, Australia.

      Mr. Jones has been a Director of the Company since April 2000. Mr. Jones was an executive at MacQuarie Direct Investment, a venture capital firm in Sydney, Australia from 1994 to August 1999. He founded and ran UBS Capital in Australia from July 1999 to September 2002. He is currently a director of the following companies: Castle Harlan Australian Mezzanine Partners Pty. Limited, an Australian buyout firm; Otowa Pty Ltd.; Sheridan Australia Pty Ltd.; Penrice Soda Products Pty Ltd.; UBS Warburg Aust. Ltd.; Champ Ltd.; and Miller's Retail Ltd., which is one of our customers. Mr. Jones has an MBA from Harvard Business School and is a mechanical engineering graduate from the University of Melbourne.

      Dr. Hazlett has been a Director since October 2000. He was a former chief executive officer and president of QRS Corporation, a leading U.S.-based provider of supply chain management solutions to the retail industry, until his retirement in 2000. He previously managed Supply Chain Associates, an international consulting firm until 1997. Prior to that he was corporate vice president at VF Corporation, a U.S. apparel company, from 1989 to 1994. Dr. Hazlett has a doctorate in Economics and Automated Systems from George Washington University.

Committees of the Board

The Board has established an audit committee and an executive committee. The audit committee is responsible for recommending the appointment of auditors, overseeing accounting and audit functions and other key financial matters of the Company. David Jones, Roderick Chalmers and Lynn Hazlett currently serve as members of the audit committee. While an "audit committee financial expert" is not currently required to be on the Audit Committee, the Board has determined that Mr. Chalmers is an "audit committee financial expert" under the applicable rules and regulations of the Securities and Exchange Commission. The executive committee acts for the entire Board between Board meetings. Merle Hinrichs and Eddie Heng serve as members of the executive committee.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                                   MANAGEMENT

Executive Officers of the Company

      The names, positions and certain biographical information of the executive officers of the Company who are not Directors are set forth below.

Name                                                            Position
----                                                            --------

J. Craig Pepples..................................     Chief Operating Officer
Bill Georgiou.....................................     Chief Information Officer

      Mr. Pepples has been our Chief Operating Officer since June 1999 and is responsible for our worldwide operations, including interactive media, corporate marketing, community development, information services, human resources and finance. Mr. Pepples joined Trade Media in October 1986 in an editorial capacity, managed Trade Media's sales in China from 1989 to 1992, and served as country manager for China from 1992 to June 1999. Mr. Pepples graduated with a B.A. in Linguistics from Yale University.

      Mr. Georgiou was appointed our Chief Information Officer (previously Chief Technology Officer) in January 2001. Mr. Georgiou has had over 20 years' experience in information technology, most recently as a consultant with 3Com Technologies during 2000 and as IT Director with Park N'Shop (HK) Ltd., a subsidiary company of A.S. Watson, from 1999 to 2000. He received his B.Ec. (Honours degree) and M.B.A. from the University of Adelaide.

Compensation of Directors and Executive Officers

      For the year ended December 31, 2002, the Company and its subsidiaries provided its nine directors and executive officers as a group aggregate remuneration, pension contributions, allowances and other benefits of approximately $2,151,681 including the non-cash compensation of $259,809 associated with the share award and equity compensation plans. Of that amount, $195,000 was paid under a performance based, long-term discretionary bonus plan which the Company implemented in 1989 for members of its senior management. Under the plan, members of senior management may, at the discretion of the Company, receive a long-term discretionary bonus payment. The awards, which are payable in either five or ten years time, are paid to a member of senior management if his or her performance is satisfactory to the Company. There are six current members of senior management and three former members of senior management who may receive payments on maturity.

      In 2002, the Company and its subsidiaries incurred $27,125 in costs to provide pension, retirement or similar benefits to their respective officers and directors pursuant to the Company's retirement plan and pension plan.

Employment Agreements

      We have employment agreements with Merle A. Hinrichs under which he serves as the chairman and chief executive officer of the Company and one of its subsidiaries. The agreements contain covenants restricting Mr. Hinrichs' ability to compete with us during his term of employment and preventing him from disclosing any confidential information during the term of his employment agreement and for a period of three years after the termination of his employment agreement. In addition, the Company retains the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by Mr. Hinrichs in the course of his employment. Upon a change of control, if Mr. Hinrichs is placed in a position of lesser stature than that of a senior executive officer, a significant change in the nature or scope of his duties is effected, Mr. Hinrichs ceases to be a member of the Board or there is a breach of those sections of his employment agreements relating to compensation, reimbursement, title and duties or termination, each of the Company and the subsidiary shall pay Mr. Hinrichs a lump sum cash payment equal to five times the sum of his base salary prior to the change of control and the bonus paid to him in the year preceding the change of control. The agreements may be terminated by either party by giving six months notice.

      We have employment agreements with each of our executive officers. Each employment agreement contains a non-competition provision, preventing the employee from undertaking or becoming involved in any business activity or venture during the term of employment without notice to us and our approval. The employee must keep all of our proprietary and private information confidential during the term of employment and for a period of three years after the termination of the agreement. We can assign the employee to work for another company if the employee's duties remain similar. In addition, we retain the rights to all trademarks and copyrights acquired and any inventions or discoveries made or discovered by the employee during the employee's term of employment. Each employment agreement contains a six month's notice provision for termination, and does not have a set term of employment. Bonus provisions are determined on an individual basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 31, 2002, the Company had $11,404,000 in net intercompany obligations due to its controlling shareholder.

      These obligations arose from:

      o the transfer of intangibles, including copyrights for magazines, from Hung Lay Si Co. Ltd. to us after our re-incorporation in the Cayman Islands in 1983; and

      o allocations of operating expenses from Hung Lay Si Co. Ltd. and its affiliates to us prior to year 2000.

      Effective January 1, 2000, we executed an unsecured promissory note in the principal amount of $11,404,000 to establish the repayment terms of these intercompany obligations owed to Hung Lay Si Co. Ltd. On January 1, 2005, we will begin repayment of this promissory note by making quarterly payments of principal and interest over the following ten years. Interest will accrue beginning on January 1, 2005 at the U.S. Federal Funds rate on the following business day and will be adjusted quarterly. For each subsequent interest period, the interest rate will be the U.S. Federal Funds rate on the first business day of the applicable calendar quarter. If we fail to make a timely payment, the interest rate on that payment will be adjusted quarterly to equal 2% over the U.S. Federal Funds rate on the first business day of each calendar quarter that payment and the accrued but unpaid interest are outstanding until that payment is made. The interest that accrues on the unpaid amount will be payable quarterly unless Hung Lay Si Co. Ltd. demands immediate payment. If we fail to make a payment, Hung Lay Si Co. Ltd. may also accelerate the promissory note and demand full payment.

      We have extended loans to some of our employees for the sole purpose of financing the purchase or lease of a residence. The loans for the purchase of a residence are secured by that residence, bear interest at a rate of LIBOR plus 2 to 3%, generally have a term of ten years and become due and payable immediately upon the termination of the employee's employment. The loans for the lease of a residence are unsecured, interest free and are repayable in equal monthly installments over the period of the lease, which is typically less than or equal to 12 months. The maximum loan amounts are limited to the lower of the aggregate of two years' gross compensation of the borrower or $500,000. The loans were made upon terms and subject to conditions that are more favorable to the borrowers than those that would customarily be applied by commercial lending institutions in the borrower's country of employment. Since the beginning of 1999, the largest aggregate amount of indebtedness of Mr. Pepples and Ms. Benecke to us, outstanding at any time during such period, was approximately $40,733 and $173,055, respectively. Mr. Pepples has repaid his loan in full in November 2002. Ms. Benecke has repaid her loan in full in July 1999. Ms. Benecke's loan was secured and bore interest at a rate of LIBOR plus 2%. Mr. Pepples' loan was interest free and unsecured. Except for the aforementioned loans, there were no other loans due from the Company's Directors and executive officers as at December 31, 2001 and 2002.

      We lease approximately 96,780 square feet of our office facilities from affiliated companies under cancelable and non-cancelable operating leases and incur building maintenance services fees to those affiliated companies. We incurred rental and building services expenses of $1,048,419 during the year ended December 31, 2002. We also receive legal, secretarial and treasury management consultancy services from our affiliate companies. The expenses incurred for these services during the year ended December 31, 2002 was $275,165.

      On March 17, 2000 we entered into a revolving credit facility with Bank of Bermuda (Isle of Man) Limited. The credit facility has a term of one year and provides for borrowings of up to $25.0 million, with minimum borrowings of $1.0 million. The lender may request security from time to time to secure borrowings under the credit facility. The credit facility bears interest, payable quarterly in arrears, at the London Inter-Bank Market Rate plus 0.5%. The credit facility may be used for investments, working capital and general corporate purposes. If any payment is not made when due, the interest rate will increase by 2% on the aggregate amount outstanding and will be payable in arrears and, if not paid when due, will be compounded. The loan may not be prepaid prior to the end of any quarter, but if the bank notifies us of its intention to charge a maintenance fee to cover its costs for the facility, we may prepay without penalty the amount outstanding within seven days of the bank's notice. When we entered into the credit facility, we paid the bank an arrangement fee of approximately $16,000. Hung Lay Si Co. Ltd. has guaranteed all of our obligations under the credit facility. We repaid the loan by December 31, 2001.

      On March 20, 2002, the credit facility was renewed for $10.0 million for one year subject to the same terms and conditions as applicable to the original facility. We did not draw on that facility during the year 2002.

      On March 7, 2003 the credit facility was renewed for $10.0 million for a further one year period subject to the same terms and conditions as applicable to the original facility.

      We also hold a Documentary Credit facility with the Hongkong and Shanghai Banking Corporation Limited, for providing documentary credits to our suppliers. This facility has a maximum limit of $0.8 million. One of our fellow subsidiaries has guaranteed our obligations under the credit facility. The largest amount outstanding under this facility during the 2002 fiscal year was $0.3 million. As at December 31, 2002, the unutilized amount under this facility was approximately $0.7 million.

      We utilize sales representatives in various territories to promote our products and services. Under these arrangements, the sales representatives are entitled to commissions and marketing fees. The sales representatives, which are mainly corporate entities, handle collections from clients on our behalf. At the beginning of year 2002, the board of directors of eight of these sales representative companies each included a director nominated by us. The nominated directors were our employees. We and the nominated directors did not have any interest in these eight related party sales representative companies. As of December 31, 2002, we did not have any nominated directors on the board of directors of any of our sales representative companies. We incurred approximately $9,985,989 of commissions and marketing fees expenses associated with these related party sales representative companies during the year ended December 31, 2002.

      We also provided technical services to these related party sales representatives for a fee. During the year ended December 31, 2002, we received services fees of $155,836. During the year ended December 31, 2002, we incurred costs of $46,639 with respect to the incentive awards to the related party sales representatives.

      For further information on these transactions, see notes to our audited consolidated financial statements enclosed herewith.

      Our management believes these transactions are commercially reasonable in the jurisdictions where we operate and for our employees where they reside or work.

                                 PROPOSAL NO. 2

                  FIXING BOARD SIZE AND TREATMENT OF VACANCIES

      Pursuant to Bye-Law 89 of the Company's Bye-Laws, the Company shall determine the minimum and maximum number of Directors at the Annual General Meeting of Shareholders.

Change of Size of the Board

      The Company's Bye-Laws currently provide for a minimum of two (2) Directors on the Board of Directors. In October 2000, the Company's shareholders established the maximum size of the Board at nine (9) members. In November 2001 and May 2002, the shareholders voted to maintain the number of Directors constituting the Board at nine (9) directors. This proposal would continue to maintain the number of Directors constituting the entire Board of the Company at nine (9) directors.

      The Company believes that having nine (9) Directors is necessary for the Company to comply with the Nasdaq Stock Market requirements that a listed company maintain a certain number of independent directors on its Board and certain of its committees, while retaining as directors officers and members of the Company's management who are familiar with the Company. Since the Annual General Meeting in October 2000, where the shareholders agreed to permit the Board to fill casual vacancies, the shareholders have continued to give the Board the authority to appoint additional directors without a vote of shareholders.

Authorization of Directors to Fill Casual Vacancies

      At the Annual General Meeting in October 2000, the shareholders approved a proposal to allow casual vacancies on the Board to be filled by the Board. This proposal was again approved in November 2001 and May 2002. This proposal would allow the remaining vacant directorships to be casual vacancies and would authorize the Board to fill those vacancies as and when it deems fit.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO FIX THE NUMBER OF DIRECTORS AT NINE (9) DIRECTORS, TO DECLARE THAT ANY REMAINING VACANCIES BE CASUAL VACANCIES AND TO AUTHORIZE THE BOARD TO FILL ANY SUCH CASUAL VACANCIES.

                                 PROPOSAL NO. 3

                 AMENDMENT AND RESTATEMENT OF 2000 NON-EMPLOYEE
                           DIRECTORS SHARE OPTION PLAN

General

      The Board has unanimously approved for submission to a vote of the shareholders a proposal to amend and restate the 2000 Non-Employee Directors Share Option Plan (the "Directors Plan") as set forth in Appendix A to the Proxy Statement. This discussion is qualified in its entirety by reference to Appendix
A. The purpose of the amendment and restatement of the Directors Plan is to allow both employee and non-employee Directors to participate in the Directors Plan. The Directors Plan currently provides a means whereby non-employee Directors may purchase Common Shares pursuant to options granted in accordance with the Directors Plan. As amended and restated, any Director of the Company who has attended at least 75% of the Board meetings held in the previous calendar year (each an "Eligible Director") would be eligible to participate in the Directors Plan.

Administration of the Directors Plan

      The Directors Plan is administered by the Board, which has full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Directors Plan as may be necessary for the administration thereof.

      The Board is authorized to amend, suspend or terminate the Directors Plan, except that it is not authorized without shareholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be sold pursuant to options granted under the Directors Plan; (ii) decrease the minimum price per share at which an option may be exercised pursuant to the Directors Plan; (iii) increase the maximum term of the option granted under the Directors Plan; or (iv) permit the granting of options to anyone other than as provided in the Directors Plan.

      Unless the Directors Plan is terminated earlier by the Board, it will terminate on August 4, 2010.

Common Shares Subject to the Directors Plan

      The Common Shares to be issued under the Directors Plan may be either authorized but unissued shares or reacquired shares. The number of Common Shares available under the Directors Plan (and the option exercise price) is subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. If an option granted under the Directors Plan, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, or any or all of the Common Shares purchased upon exercise are forfeited, the unpurchased or forfeited Common Shares covered by such option are available for future grants of options.

      The Directors Plan authorizes the issuance of a maximum of 1,000,000 Common Shares, subject to adjustment, pursuant to the exercise of options granted thereunder. As of the Record Date, Directors have exercised options to purchase 160,000 Common Shares that were granted pursuant to the Directors Plan. The Common Shares underlying all options that were granted but not exercised are available for future grants of options. The following table sets forth the Directors who have exercised their options that were granted under the Directors
Plan:

----------------------------------------------------------------------------------------------------------------------------------
                                                                     Number of Common
                                               Number of Options     Shares Underlying
Name of Director         Year Options Earned   Exercised             Options                Exercise Price        Expiration Date
----------------         -------------------   ---------             -------                --------------        ---------------
----------------------------------------------------------------------------------------------------------------------------------
Jeffrey J. Steiner       2001                  20,000                20,000                 US$8.22               28 February 2001
----------------------------------------------------------------------------------------------------------------------------------
                         2002                  20,000                20,000                 US$4.158              28 February 2002
----------------------------------------------------------------------------------------------------------------------------------
                         2003                  20,000                20,000                 US$4.95               28 February 2003
----------------------------------------------------------------------------------------------------------------------------------
Roderick Chalmers        2003                  20,000                20,000                 US$4.158              28 February 2002
----------------------------------------------------------------------------------------------------------------------------------
                         2003                  20,000                20,000                 US$4.95               28 February 2003
----------------------------------------------------------------------------------------------------------------------------------
David F. Jones           2003                  20,000                20,000                 US$4.158              28 February 2002
----------------------------------------------------------------------------------------------------------------------------------
Dr. Lynn Hazlett         2003                  20,000                20,000                 US$4.158              28 February 2002
----------------------------------------------------------------------------------------------------------------------------------
                         2003                  20,000                20,000                 US$4.95               28 February 2003
----------------------------------------------------------------------------------------------------------------------------------

Grant of Options

      Each Eligible Director on the date of the first Board meeting in January or February of each calendar year, commencing in 2001, receives the grant of an option to purchase 20,000 Common Shares on such date.

Vesting of Options

      Options granted under the Directors Plan are exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at grant; provided, however, that in the case of an Eligible Director's death or Permanent Disability (as defined in the Directors Plan), the options held thereby become immediately exercisable, unless a longer exercise period is otherwise determined by the Board at grant. The Board may waive any installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion. In addition, the Common Shares issued upon exercise of the options granted pursuant to the Directors Plan vest in the Eligible Director at a rate of 25% per year over a four-year-period on each anniversary of an Eligible Director's option exercise. The resignation of a Director following his or her exercise of a Grant of Options and payment of the Option Price shall not cause a forfeiture of the unvested Common Shares.

Option Price

      The exercise price of each option is 85% of the Fair Market Value (as hereinafter defined) for each Common Share subject to an option. Fair Market Value means the average closing sale price for the last five trading days of the previous calendar year of publicly-traded Common Shares as quoted on the national exchange on which Common Shares are listed (if such shares are so listed) or on the Nasdaq Stock Market System (if the shares are regularly quoted on the Nasdaq Stock Market System). If the Common Shares are not quoted on a national exchange or the Nasdaq Stock Market System, Fair Market Value shall be deemed to be average of the high bid and low asked prices for the last five trading days of the previous calendar year of publicly-traded Common Shares in the over-the-counter market or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company.

Term of Options

      Each option expires on February 28 of the year immediately following the year in which such option was granted, subject to early termination by the Board. The Directors Plan also provides for the earlier termination of options in the event a Director's membership on the Board terminates.

Transferability; Death of Director

      All options granted under the Directors Plan are non-transferable and non-assignable except by will or by the laws of decent and distribution and may be exercised during an Eligible Director's lifetime only by such Eligible Director, his guardian or legal representative. If an Eligible Director's membership on the Board terminates by reason of death of such Eligible Director, an option held on the date of termination may be exercised in whole or in part at any time within one year after the date of such termination (but in no event after the term of such option expires) and shall thereafter terminate.

Registration of Shares

      The Company currently does not plan to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Shares issuable pursuant to the Directors Plan subsequent to the approval by the Company's shareholders; however, the Company reserves the right to do so in the future.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE 2000 NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN.

                                 PROPOSAL NO. 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

      Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted FOR the appointment of Ernst & Young as the independent auditors of the Company to hold office until the close of the next annual general meeting at a remuneration to be negotiated by management and approved by the Board. A representative of that firm, which served as the Company's independent auditors during the year preceding the Annual General Meeting, is expected to be present at the Annual General Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions. Ernst & Young has advised the Company that it does not have any direct or indirect financial interest in the Company, nor has such firm had any such interest in connection with the Company during the past fiscal year other than in its capacity as the Company's independent auditors.

Audit Fees

      Audit fees billed to the Company by Ernst & Young for the fiscal year ended December 31, 2002 for (i) review of the Company's annual financial statements included herewith (ii) review of the Company's quarterly financial statements filed with the SEC and (iii) review of financial statements for other purposes totaled approximately $141,309.

Financial Information Systems Design and Implementation Fees

      The Company did not engage Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

      Fees billed to the Company by Ernst & Young during the fiscal year ended December 31, 2002 for non-audit services totaled approximately $27,917. The Company estimates that Ernst & Young will not bill any amounts for tax related services relating to the Company's tax returns for 2002. The Audit Committee has considered whether the provision by Ernst & Young of the services covered by such fees, other than the audit fees, is compatible with maintaining the independence of Ernst & Young and has determined that it is compatible.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS UNTIL THE NEXT ANNUAL GENERAL MEETING.

                             SOLICITATION STATEMENT

      The Company shall bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company shall, upon their request, reimburse brokerage houses and persons holding Common Shares in the names of their nominees for their reasonable expenses in sending solicited material to their principals.

                                  OTHER MATTERS

      There is no business other than that described above to be presented for action by the shareholders at the Meeting.

                              SHAREHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than December 15, 2003. Shareholder proposals may only be submitted by shareholders or nominee holders that hold of record at least 1% of the Company's Common Shares entitled to vote on such matter.

                          AUDITED FINANCIAL STATEMENTS

      The Company has sent, or is concurrently sending, all of its shareholders of record as of the Record Date a copy of its audited financial statements for the fiscal year ended December 31, 2002.

                                                     By Order of the Company,


                                                     ONG MEI LING, Secretary

Dated:     Hamilton, Bermuda
           April 14, 2003

                                     ANNEX A

                          PROPOSED AMENDED AND RESTATED
                           DIRECTOR SHARE OPTION PLAN

                               GLOBAL SOURCES LTD.

      [2000 NONEMPLOYEE] AMENDED AND RESTATED DIRECTORS SHARE OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

      The purpose of the [Global Sources Ltd.] AMENDED AND RESTATED DIRECTORS SHARE OPTION PLAN (F/K/A 2000 Non-Employee Directors Share Option Plan) (the "Plan") is to secure for Global Sources Ltd. and its stockholders the benefits arising from stock ownership by its Directors. The Plan will provide a means whereby such Directors may purchase common shares, US$.01 par value, of Global Sources Ltd. pursuant to options granted in accordance with the Plan.

                                   ARTICLE II

                                   DEFINITIONS

      The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

      2.1 "Board" shall mean the Board of Directors of Global Sources Ltd.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.3 "Company" shall mean Global Sources Ltd. and any of its Subsidiaries.

      2.4 "Director" shall mean any person who is a member of the Board of Directors of the Company.

      2.5 "Eligible Director" shall be any Director [who is not a full or part time employee] of the Company [and] who has attended at least 75% of the Board meetings held in the previous calendar year.

      2.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      2.7 "Exercise Price" shall mean the price per Share at which an Option may be exercised.

      2.8 "Fair Market Value" shall mean the average closing sales price for the last five trading days of the previous calendar year of publicly-traded Shares as quoted on the national securities exchange on which Shares are listed (if the Shares are so listed) or on the Nasdaq Stock Market System (if the Shares are regularly quoted on the Nasdaq Stock Market System), or, if not so listed or regularly quoted, the average of the high bid and low asked price for the last five trading days of the previous calendar year of publicly-traded Shares in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Board.

      2.9 "Grant Date" shall mean the date on which the Board holds its first meeting in January or February of any calendar year, beginning with 2001.

      2.10 "Nasdaq" shall mean the Nasdaq National Stock Market.

      2.11 "Option" shall mean an Option to purchase Shares granted pursuant to the Plan.

      2.12 "Option Agreement" shall mean the written agreement described in
      Article VI herein.

      2.13 "Permanent Disability" shall mean the condition of an Eligible Director who is unable to participate as a member of the Board by reason of any medically determined physical or mental impairment that can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months.

      2.14 "Purchase Price" shall be the Exercise Price multiplied by the number of whole Shares with respect to which an Option may be exercised.

      2.15 "Securities Act" shall mean the Securities Act of 1933, as amended.

      2.16 "Shares" shall mean the common shares, US$.01 par value per share, of the Company.

      2.17 "Subsidiaries" shall have the meaning provided in Section 425(f) of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

      3.1 General. The Plan shall be administered by the Board in accordance with the express provisions of the Plan.

      3.2 Powers of the Board. The Board shall have full and complete authority to adopt such rules and regulations and to make all other determinations not inconsistent with the Plan as may be necessary for the administration of the Plan.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

      Subject to adjustment in accordance with Article IX, an aggregate of 1,000,000 Shares is reserved for issuance under the Plan. Shares issued under the Plan may be either authorized but unissued Shares or reacquired Shares. If an Option, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, or any or all of the Common Shares purchased upon exercise are forfeited, the unpurchased or forfeited Shares covered by such Option shall be available for future grants of Options.

                                    ARTICLE V

                                     GRANTS

      5.1 Option Grants. On each Grant Date, to the extent that Shares remain available for the grant of Options under the Plan, each Eligible Director on such date shall receive the grant of an Option to purchase 20,000 Shares.

      5.2 Adjustment of Grants. The number of Shares set forth in Section 5.1, to which Options shall be granted shall be subject to adjustment as provided in Section 9.1 hereof.

      5.3 Compliance With Rule 16b-3. If the Company is then subject to the requirements of Section 16 of the Exchange Act, the terms for the grant of Options to an Eligible Director may only be changed if permitted under Rule 16b-3 under the Exchange Act and, accordingly, the formula for the grant of Options may not be changed or otherwise modified more than once in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

                                   ARTICLE VI

                                 TERMS OF OPTION

Each Option shall be evidenced by a written Option Agreement executed by the Company and the Eligible Director which shall specify the Grant Date, the number of Shares subject to the Option, the Exercise Price and shall also include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with the Plan as the Board may determine.

      6.1 Term. The term of each Option shall expire on February 28 of the year immediately following the year in which the Option is granted (the "Expiration Date"), subject to earlier termination in accordance with Articles VI and X.

      6.2 Restriction on Exercise. The Option must be exercised prior to the Expiration Date, or at such time or times and subject to such terms and conditions as shall be determined by the Board at grant; provided, however, that in the case of the Eligible Director's death or Permanent Disability, the Options held by him will become immediately exercisable, unless a longer exercise period is otherwise determined by the Board at grant. Any Option that has not been exercised by the Expiration Date shall be forfeited. The Board may waive any installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion; provided, however, that no Option will be exercisable until the requisite approval of the Plan by the Company's shareholders shall have been obtained.

      6.3 Exercise Price. The Exercise Price for each Share subject to an Option shall be 85% of the Fair Market Value of the Shares as determined in
      Section 2.9 herein.

      6.4 Vesting. Each of the Shares issued upon exercise of an Option shall vest ratably over a four-year period on each anniversary of the date such Option is exercised. The resignation of a Director following his or her exercise of a Grant of Options and payment of the Option Price shall not cause a forfeiture of the unvested Shares.

      6.5 Manner of Exercise. An Option shall be exercised in accordance with its terms, by delivery of a written notice of exercise to the Company and payment of the full purchase price of the Shares being purchased. An Eligible Director may exercise an Option with respect to all or less than all of the Shares for which the Option may then be exercised, but an Eligible Director must exercise the Option in full Shares.

      6.6 Payment. The Purchase Price of Shares purchased pursuant to an Option or portion thereof, may be paid:

            (a) in United States Dollars, in cash or by check, bank draft or money order payable to the Company; or

            (b) at the discretion of the Board, by delivery of Shares already owned or by net cashless exercise of an Option by an Eligible Director with an aggregate Fair Market Value on the date of exercise equal to the Purchase Price, subject to the provisions of Section 16(b) of the Exchange Act if the Company is then subject to the reporting requirements of Section 16 of the Exchange Act.

      6.7 Transferability. No Option shall be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, his guardian or legal representative.

      6.8 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason other than such Eligible Director's resignation, the unexercised portion of any Option held on the date of termination may be exercised in whole or in part at any time within thirty (30) days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter terminate. Any Shares issued pursuant to previously-exercised Options or upon exercise of Options following termination as a Director shall vest according to Section 6.4. The resignation of a Director following his or her exercise of a Grant of Options and payment of the Option Price shall not cause a forfeiture of the unvested Shares.

                                   ARTICLE VII

                        GOVERNMENT AND OTHER REGULATIONS

      7.1 Delivery of Shares. The obligation of the Company to issue or transfer and deliver Shares for exercised Options under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

      7.2 Holding of Shares After Exercise of Option. The Option Agreement shall provide that the Eligible Director, by accepting such Option, represents and agrees, for the Eligible Director and his permitted transferees hereunder that none of the Shares purchased upon exercise of the Option shall be acquired with a view to any sale, transfer or distribution of the Shares in violation of the Securities Act, and the person exercising an Option shall furnish evidence satisfactory to that Company to that effect, including an indemnification of the Company in the event of any violation of the Securities Act by such person.

Notwithstanding the foregoing, the Company in its sole discretion may register under the Securities Act the Shares issuable upon exercise of the Options under the Plan.

                                  ARTICLE VIII

                                 WITHHOLDING TAX

The Company may, in its discretion, require an Eligible Director to pay to the Company, at the time of exercise of an Option an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes (which for purposes of this Article includes an Eligible Director's FICA obligation, if applicable) incurred by reason of such exercise. When the exercise of an Option does not give rise to the obligation to withhold U.S. federal income taxes on the date of exercise, the Company may, in its discretion, require an Eligible Director to place Shares purchased under the Option in escrow for the benefit of the Company until such time as U.S. federal income tax withholding is required on amounts included in the Eligible Director's gross income as a result of the exercise of an Option. At such time, the Company, in its discretion, may require an Eligible Director to pay to the Company an amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local taxes incurred by reason of the exercise of the Option, in which case the Shares will be released from escrow upon such payment by an Eligible Director (but shall continue to be subject to the vesting requirements of Section 6.4 hereof).

                                   ARTICLE IX

                                   ADJUSTMENTS

      9.1 Proportionate Adjustments. If the outstanding Shares are increased, decreased, changed into or exchanged into a different number or kind of Shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made to the maximum number and kind of Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number or kind of Shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. A corresponding adjustment in the Exercise Price of the Shares covered by the unexercised portion of an Option shall be made in the event of an adjustment in the outstanding Options. Notwithstanding the foregoing, there shall be no adjustment for the issuance of Shares on conversion of notes, preferred stock or exercise of warrants or Shares issued by the Board for such consideration as the Board deems appropriate.

      9.2 Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding Shares of the Company to one or more previous business entities, the Company shall give to each Eligible Director at the time of adoption of the plan for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the Option prior to the effective date of such liquidation or dissolution, merger or sale, or
      (2) the right to exercise the Option as to an equivalent number of Shares of equity securities of the business entity succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization.

                                    ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN

      10.1 Amendments. The Board may at any time amend or revise the terms of the Plan, provided no such amendment or revision shall, unless appropriate approval of such amendment or revision by the Company's shareholders is obtained:

            (a) materially increase the maximum number of Shares which may be sold pursuant to Options granted under the Plan, except as permitted under the provisions of Article IX;

            (b) decrease the minimum Exercise Price set forth in Article VI;

            (c) extend the term of Options provided for in Article VI or decrease the vesting period of any Shares issued upon exercise of an Option; or

            (d) permit the granting of Options to anyone other than an Eligible Director.

      10.2 Termination. The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate on the tenth (10th) anniversary of its adoption by the Board. Termination of the Plan shall not affect Options previously granted thereunder. No Option may be granted under the Plan while the Plan is suspended or after it is terminated.

      10.3 Consent of Holder. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      11.1 Privilege of Stock Ownership. No Eligible Director entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of an Option until certificates representing the Shares shall have been issued and delivered.

      11.2 Plan Expenses. Any expenses incurred in the administration of the Plan shall be borne by the Company.

      11.3 Use of Proceeds. Payments received from an Eligible Director upon the exercise of Options shall be used for general corporate purposes of the Company.

      11.4 Governing Law. The Plan has been adopted under the laws of Bermuda. The Plan and all Options which may be granted hereunder and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of Bermuda as it then exists.

                                   ARTICLE XII

                              SHAREHOLDER APPROVAL

The Plan is subject to approval of the Company's shareholders, at a duly held meeting of the Company's shareholders, within 12 months after the date the Board approves the Plan, by the affirmative vote of holders of a majority of the Shares of the Company represented in person or by proxy and entitled to vote at the meeting. Options may be granted, but not exercised, before such shareholder approval is obtained. If the shareholders fail to approve the Plan within the required time period, any Options granted under the Plan shall be void, and no additional Options may thereafter be granted.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY       Please
THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED,        Mark Here
THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4.              for Address  |_|
                                                                Change or
                                                                Comments
                                                                SEE REVERSE SIDE

(I) To convene the Annual General Meeting ("AGM") of the Company on Thursday, May 8, 2003 at 10:15 a.m. at 1 Sims Lane #07-01 Singapore 387355 , for the following purposes:

1. To re-elect three members of the Board of Directors (the "Board") who are retiring by rotation and, being eligible, offering themselves for re-election.

      01 Merle A. Hinrichs, 02 Jeffrey J. Steiner, 03 Roderick Chalmers

                           FOR                       WITHHOLD
                      ALL NOMINEES              FROM ALL NOMINEES

                           |_|                         |_|


________________________________________________________________________________
To withhold authority to vote for any nominee(s), print name(s) above.

                                                         FOR   AGAINST   ABSTAIN
2.    To fix the number of directors that comprise the   |_|     |_|       |_|
      whole Board at nine (9) persons, declare any vacancies on the Board to be casual vacancies and authorize the Board to fill these vacancies on the Board as and when it deems fit.

                                                         FOR   AGAINST   ABSTAIN
3.    To approve the amendment and restatement of the    |_|     |_|       |_|
      2000 Non-Employee Directors Share Option Plan of the Company to extend the benefits of such plan to employee directors.

                                                         FOR   AGAINST   ABSTAIN
4.    To re-appoint Ernst & Young as the Company's       |_|     |_|       |_|
      independent auditors until the next annual general meeting.

Dated:____________________________________________________________________, 2003


________________________________________________________________________________
                                    Signature

________________________________________________________________________________
                           Signature if held jointly

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                              GLOBAL SOURCES LTD.

                Proxy for Annual General Meeting of Shareholders
                                  May 8, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Global Sources Ltd., a Bermuda corporation, does hereby constitute and appoint Ong Mei Ling, Sarah Benecke and Adrian Sim Shih Lieh, and each of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name, place and stead of the undersigned, to vote all Common Shares of Global Sources Ltd. which the undersigned would be entitled to vote if personally present at the 2003 Annual General Meeting of Shareholders of Global Sources Ltd. to be held at 1 Sims Lane #07-01 Singapore 387355, on Thursday, May 8, 2003 at 10:15 a.m., local time, or at any adjournment or adjournments thereof.

      The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual General Meeting and Proxy Statement, both dated April 14, 2003, and a copy of the Company's audited financial statements for the fiscal year ended December 31, 2002.

                    (To Be Dated And Signed On Reverse Side)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^